Exhibit 4.4
Specimen Certificate for Private Warrant
Private Warrant
THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, OR AN EXEMPTION FROM REGISTRATION THEREFROM.
THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED WARRANT AGREEMENT DATED AS OF DECEMBER 31, 2006, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”). COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.
WARRANT CERTIFICATE

NUMBER W-	WARRANTS
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
NEW YORK CITY TIME, ON THE EXPIRATION DATE
GLG PARTNERS, INC.
WARRANT
THIS CERTIFIES THAT, for value received                                                              is the registered holder of                                          Warrants expiring on the fifth anniversary of the Initial Public Offering consummation date (unless earlier redeemed in accordance with the terms hereof) (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $0.0001 per share (“Shares”), of GLG Partners, Inc., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company’s completion of a business combination with a target business or (ii) one year from the effective date of the Registration Statement used in connection with the Initial Public Offering, such number of Shares of the Company at the price of $7.50 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.
     No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company shall, upon exercise, round up to the nearest whole number the number of Shares to be issued to the warrant holder.
     Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.
     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     Subject to Section 6.4 of the Warrant Agreement, the Company may redeem all, but not less than all, of the Warrants, at the option of the Company, at any time after the Warrants become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2 of the Warrant Agreement, at the price of $0.01 per Warrant (the “Redemption Price”), provided, however, that the last sales price of the Common Stock has been equal to or greater than $14.25 per share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given; and provided further, however, that with respect to the Founders’ Warrants and the Sponsors’ Warrants, such redemption right shall not be applicable to (i) the Founders’ Warrants, so long as such Founders’ Warrants are held by a Founder or its Permitted Transferees and (ii) the Sponsors’ Warrants, so long as such Sponsors’ Warrants are held by a Sponsor or its Permitted Transferee. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.
     Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

By:

	Name: Noam Gottesman	Name: Alejandro San Miguel
	Title: Chairman and Co-Chief Executive Officer	Title: General Counsel and Corporate Secretary

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants
The undersigned registered holder irrevocably elects to exercise                                          Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants
     For Value Received,                                                                hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
                                         of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                                                                    Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)
THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.